Exhibit 21.1

List of Subsidiaries

Name	State of Incorporation	Percentage Owned
Accountable Care Coalition of Eastern North Carolina, LLC	North Carolina	51%
Accountable Care Coalition of Caldwell County, LLC	North Carolina	51%
Accountable Care Coalition of Greater Athens Georgia, LLC	Georgia	51%
Accountable Care Coalition of Southeast Wisconsin, LLC	Wisconsin	51%
Accountable Care Coalition of the Mississippi Gulf Coast, LLC	Mississippi	51%
Accountable Care Coalition of the North Country, LLC	New York	51%
Accountable Care Coalition of Coastal Georgia, LLC	Georgia	51%
Accountable Care Coalition of Northwest Florida, LLC	Florida	51%
Accountable Care Coalition of Mount Kisco, LLC	New York	51%
Accountable Care Coalition of Texas, Inc.	Texas	100%
Accountable Care Coalition of NE Tennessee & SW Virginia, LLC	Tennessee	51%
Accountable Care Coalition of Maryland, LLC	Maryland	51%
Accountable Care Coalition of the Green Mountains, LLC	Vermont	51%
American Pioneer Life Insurance Company	Florida	100%
American Pioneer Health Plans, Inc.	Florida	100%
American Progressive Life and Health Insurance Company of New York	New York	100%
Ameri-plus Preferred Care, Inc.	Florida	100%
APS Merger Sub, Inc.	Delaware	100%
APS Parent, Inc.	Delaware	100%
Collaborative Health Solutions, LLC	New York	100%
Collaborative Health Systems, Inc.	Texas	100%
Constitution Life Insurance Company	Texas	100%
Empire Gate Accountable Care Coalition	New York	51%
Golden Triangle Physician Alliance	Texas	100%
Harmony Health, Inc.	Oklahoma	100%
Heritage Health Systems, Inc.	Texas	100%
Heritage Health Systems of Texas, Inc. (Beaumont)	Texas	100%
Heritage Physician Networks	Texas	100%
HHS Texas Management, Inc.	Georgia	100%
HHS Texas Management, LP (Houston)	Georgia	100%
Marquette National Life Insurance Company	Texas	100%
Penn Marketing America, LLC	Delaware	100%
Premier Marketing Group, LLC	Delaware	100%

Name	State of Incorporation	Percentage Owned
The Pyramid Life Insurance Company	Kansas	100%
Pyramid Marketing Services, Inc.	Colorado	100%
Quincy Coverage Corp.	New York	100%
SelectCare HealthPlans, Inc.	Texas	100%
SelectCare of Maine, Inc.	Maine	100%
SelectCare of Oklahoma, Inc.	Oklahoma	100%
SelectCare of Texas, LLC	Georgia	100%
Senior Life Resource Center, Inc.	Florida	100%
Senior Resource Services, LLC	Florida	100%
Texan Plus Health Centers, LLC	Texas	100%
Today's Options Health Plans of Wisconsin, Inc.	Wisconsin	100%
Today's Options of Arkansas, Inc.	Arkansas	100%
Today's Options of Georgia, Inc.	Georgia	100%
Today's Options of Kansas, Inc.	Kansas	100%
Today's Options of Missouri, Inc.	Missouri	100%
Today's Options of Nebraska, Inc.	Nebraska	100%
Today's Options of New York, Inc.	New York	100%
Today's Options of Oklahoma, Inc.	Oklahoma	100%
Today's Options of Pennsylvania, Inc.	Pennsylvania	100%
Today's Options of South Carolina, Inc.	South Carolina	100%
Today's Options of Texas, Inc.	Texas	100%
Today's Options of Virginia, Inc.	Virginia	100%
UAM Agent Services Corp.	Iowa	100%
Union Bankers Insurance Company	Texas	100%
Universal American Financial Services, Inc.	Delaware	100%
Universal American Holdings, LLC	Delaware	100%
Worlco Management Services, Inc.	New York	100%
Worlco Management Services, Inc.	Pennsylvania	100%
WorldNet Services Corp.	Florida	100%